BNY FINANCIAL CORPORATION
                    RESTATED AND AMENDED FINANCING AGREEMENT

BERNARD CHAUS, INC.
1410 Broadway
New York,  NY 10018



Gentlemen/Ladies:



        Effective as of February 21, 1995 ("Effective Date"), this agreement restates and amends in its entirety, without a break in continuity, that certain Factoring/Financing Agreement dated July 11, 1991 between us, as Restated and Amended as of July 1, 1992.

        In consideration of the mutual covenants and undertakings herein contained, we hereby agree as follows.

        1.      COVERED SALES; SECURITY INTEREST

                You hereby grant to us a continuing security interest in all "Collateral" (as hereinafter defined), as security for all "Obligations" (as hereinafter defined).


        2.      ADVANCES; LOANS; L/CS; INTEREST; COMMISSIONS; LATE PAYMENT
CHARGES

                (a) If you so request, we shall, subject to the other provisions of this Agreement including but not limited to our rights to withhold "Reserves" (as hereinafter defined), make loans ("Loans") and issue sight, trade Letters of Credit ("L/Cs"). All outstanding Loans and payments related to L/Cs shall be Obligations and shall be charged to your account when made. The outstanding amount of all L/Cs shall be chargeable to your account. In no event, however, shall the aggregate amount of all then outstanding Obligations (including but not limited to Loans and L/Cs and all other amounts then charged or chargeable to your account) exceed at any time the then lower of (A) $60,000,000 or (B) the "Formula Amount" (as hereinafter defined). Furthermore, at no time will the outstanding amount of Loans in the aggregate exceed $40,000,000. The lower of (A) or (B) above, as the same may change from time to time, is hereinafter called the "Borrowing Base." At no time will you request or incur or permit there to be outstanding Obligations which, or request Loans or the issuance of L/Cs which would cause the then outstanding Obligations to exceed the then Borrowing Base, or request Loans which, if made, would cause the aggregate amount of Loans then outstanding to exceed the lesser of (x) $40,000,000 or (y) the Formula Amount (the "Credit Limit"). Furthermore, and without limiting your Obligations or our other rights, you shall forthwith pay us (I) the amount, if any, by which the then outstanding Obligations at any time and from time to time exceed the then Borrowing Base, (II) the amount by which the then aggregate amount of outstanding Loans exceeds the Credit Limit and
(III) the Amount of any outstanding Applicable Permitted Overadvance upon the occurrence and continuance of an Event of Default. The "Formula Amount" at any time means up to the sum of (i) 85% of the net face amount of "Eligible Receivables" (as hereinafter defined) plus (ii) 40% of Eligible Wholesale Inventory; plus (iii) the lesser of (A) $5,000,000 or (B) the sum of (I) the lesser of (x) $2,500,000 or (y) 50% of Eligible Retail Inventory plus (II) 10% of Eligible Wholesale Inventory; plus (iv) 100% of Eligible Letters of Credit; plus (v) the amount of any Applicable Permitted Overadvance; less Reserves. However, we may at any time and from time to time, in our sole discretion, increase or decrease any of the percentages referred to in the preceding sentence. "Eligible Receivables" means each Receivable arising in the ordinary course of your business and which we, in our sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as we may from time to time deem appropriate. In general, a Receivable shall not be deemed eligible unless such Receivable is subject to our perfected security interest and no other lien and is evidenced by an invoice or other documentary evidence satisfactory to us. In addition, no Receivable shall be an Eligible Receivable if:

                (A) it arises out of a sale made by you to an affiliate of yours or to an entity controlled by an affiliate of yours;




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                (B)     it is unpaid more than 60 days (30 days in the case of
"Dated Invoices") after the original due date, or due more than 150 days after the invoice date; (a Dated Invoice is any invoice issued on terms exceeding net 45 days);

                (C) twenty-five percent (25%) or more of the Receivables from the account debtor are not deemed Eligible Receivables hereunder. Such percentage may, in our sole discretion, be increased or decreased from time to time;

                (D) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                (E) the account debtor is also your creditor or supplier, or the account debtor has disputed liability, or the account debtor has made any claim with respect to any other Receivable due from such account debtor to you, or the Receivable otherwise is or may become subject to any right of setoff by the account debtor;

                (F) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; except with respect to Receivables arising from sales to account debtors for which you have obtained our prior written consent.

                (G)     Intentionally Omitted.

                (H) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                (I) we believe, in our sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial inability to pay;

                (J) the account debtor is the United States of America, any state or any department, agency or instrumentality or any of them, unless you assign your right to payment of such Receivable to us pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. sub-Section 203 et seq.) or have otherwise complied with other applicable statutes or ordnances;

                (K) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such receivable have not been performed by you and accepted by the account debtor or the Receivable otherwise does not represent a final sale;

                (L) the Receivables of the account debtor exceed a credit limit determined by us in our sole discretion, to the extent such Receivable exceeds such limit;

                (M) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim or if the Receivable is contingent in any respect or for any reason;

                (N) you have made any agreement with any account debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                (O) shipment of the merchandise or the rendition of services has not been completed;

                (P) any return, rejection or repossession of the merchandise has occurred;

                (Q)     such Receivable is not payable to you; or

                (R) such Receivable is not otherwise satisfactory to us as determined in good faith by us in the exercise of our discretion in a reasonable manner.




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"Eligible Wholesale Inventory" means  finished goods inventory (other than inventory in your retail outlets) located in the U.S.A., and finished goods inventory located outside of the U.S.A. to be imported by you under outstanding L/C's for which payment has not yet been made, all valued at the lower of cost or market value, determined on a first-in first-out basis, which is not, in our opinion, obsolete, slow moving in unacceptable condition or unmerchantable or merchantable only at a price less than cost and which we, in our sole discretion, shall not deem ineligible inventory, based on such considerations as we may from time to time deem appropriate including, without limitation, whether the inventory is subject to a perfected, first priority security interest in favor of us (other than inventory in transit from suppliers in the ordinary course of your business) and whether the inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

"Eligible Retail Inventory" means finished goods inventory in the United States located in your retail outlets which is in good condition and is readily saleable at prices not less than cost and which we, in our sole discretion, shall not deem ineligible inventory, based on such considerations as we may from time to time deem appropriate including, without limitation, whether the inventory is subject to a perfected, first priority security interest in favor of us (other than inventory in transit from suppliers in the ordinary course of your business) and whether the inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

Without limiting the foregoing, so long as you are in default under any licensing agreement relating to any inventory, or so long as the licensor thereunder shall not have entered into an agreement in form and substance acceptable to us relating to such inventory and our rights therein, the respective inventory shall be ineligible. Our making loans to you related to the value of such inventory despite its ineligibility shall not be deemed a waiver of any of our rights to deem such inventory ineligible at any time or times, or your obligation hereunder to pay us forthwith the amount by which then outstanding Obligations shall exceed the then Borrowing Base as a result of such ineligibility.

"Eligible Letters of Credit" shall mean standby letters of credit under which we are the beneficiary and which we deem acceptable in all respects.

                ( b )  For our services, we shall charge to your account

                        ( i )     monthly, as of the last day of each month,
interest on the average daily balance of all Obligations which are outstanding during such month (but in the case of L/Cs , only those which have been charged to your account) at a rate per annum which exceeds the average "Alternate Base Rate" (as hereinafter defined) in effect during such month by the then "Applicable Margin" (as hereinafter defined); provided, however, that said interest rate shall not be less than six percent (6%) per annum and shall in no event be higher than the highest rate permitted by New York law. "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. "Applicable Margin" shall mean one half of one percent (1/2%); provided, however, that if the Interest Bearing Obligations outstanding on each of five or more days in any month exceed the Formula Amount less the amount of any outstanding Applicable Permitted Overadvances on such days, the Applicable Margin in that month shall mean one percent (1%); provided, further, that the Applicable Margin shall mean two and one half percent (2 1/2%) with respect to all Obligations not paid when due hereunder so long as they remain unpaid.

                        (ii)  all bank charges for wire transfers.

                        (iii) an unused line fee at the rate of three eighths of one percent (3/8%) per annum (based on a 360 day year), calculated and payable monthly, on the difference between $60,000,000 and the average amount of outstanding Obligations during such month.

                        (iv) a fee at the rate of 1/8% of 1% per month (the "L/C Fee") on the average daily balance of L/Cs outstanding during such month, but in no event less than $25,000 per month, provided however, that the L/C fee with respect to time drafts shall be 1/4% per month, provided further, that if the Interest Bearing Obligations outstanding on each of five or more days in any month exceed the Formula Amount on such days, the L/C Fee shall be increased by 1/12 of one percent for such month. Additional amounts, at our standard rates for letters of credit and those of the issuing banks shall be charged for letters of credit issued on your behalf which are not negotiated by the beneficiaries at (A) an overseas branch of the Bank of New York or (B) another bank, if any, chosen by us.

                        (v) monthly, as of the 15th day of each month, a commission at the rate of twenty five one




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hundredths of one percent (.25%) of the gross face amount of each invoice evidencing a Receivable assigned to us under this Agreement during such month, which commission is in consideration of the accounts receivable management and bookkeeping services to be provided by us hereunder. However, for all purposes hereof, the minimum commission that you shall pay with respect to each "Contract
Quarter" (the three month period beginning on February   , May    , August   ,
and November   of each year) shall not be less than $125,000 ("Minimum
Commission"). If the actual commission paid in any Contract Quarter or part thereof is less than the Minimum Commission, we shall charge to your account the difference ("Minimum Commission Charge") between the Minimum Commission and the commission actually paid for the Contract Quarter or portion thereof during which this Agreement is in effect. For each Contract Quarter we shall compute the Minimum Commission Charge, if any, and charge your account therefor for each such quarter in the month following the end of such quarter or in the month following the effective date of termination of this Agreement in the case of the last Contract Quarter or partial Contract Quarter.

                        (vi) a due diligence fee in the amount of $75,000 to be charged to your account in quarterly installments commencing on July 1, 1995.

                        (vii) a facility fee in the amount of $525,000 to be charged to your account in quarterly installments commencing on July 1, 1995.


        3.      MATURED FUNDS

        On the last day of each month, we shall credit your account with interest at a rate per annum equal to three percent (3%) less than the average Alternate Base Rate in effect during such month on the average daily balance of any amounts payable by us to you hereunder with respect to Receivables (as confirmed by us by appropriate credit to your account with us) which are not drawn by you on the Maturity Date, while held by us after the Maturity Date.


        4.      CHARGES; BALANCES; RESERVES

        We may charge to your account all Obligations. Recourse to security will not be required at any time. All credit balances or other sums at any time standing to your credit and all Reserves on our books, and all of your property in our possession at any time or in the possession of any parent, affiliate or subsidiary of ours or on or in which we or any of them have a lien or security interest, may be held and reserved by us as security for all Obligations. We will account to you monthly and each monthly accounting statement will be fully binding on you and will constitute an account stated, unless, within thirty (30) days after such statement is mailed to you or within thirty (30) days after the mailing of any adjustment thereof we may make, you give us specific written notice of exceptions.


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        5.      CERTAIN REPRESENTATIONS AND WARRANTIES; DISPUTES; RETURNS;
CHARGEBACKS

                ( a )   You warrant and represent that you have good title to
the Receivables free of any encumbrance except in our favor; each Receivable purchased hereunder is a bona fide, enforceable obligation created by the absolute sale and delivery of goods or the rendition of services in the ordinary course of business; when you assign each Receivable to us your customer is unconditionally obligated to pay at maturity the full amount of each Receivable purchased hereunder without defense, counterclaim or offset, real or alleged; all documents in connection therewith are genuine; and when you assign each Receivable to us the customer will accept the goods or services without alleging any defense, counterclaim, offset, dispute or other claim whether arising from or relating to the sale of such goods or services or arising from or relating to any other transaction or occurrence (a "Dispute").

                ( b )   You further represent and warrant that (i) your address
set forth above is that of your chief place of business and chief executive office and the location of all Collateral and of your books and records relating to the Receivables; (ii) you have disclosed to us the locations of all of your other places of business as well as all trade names or styles, trademarks, divisions or other names under which you conduct business (hereinafter collectively defined as the "Trade Names") and that you in the ordinary course of your business and we in the exercise of our rights with respect to the Collateral have and will have the right to use the Trade Names; and (iii) except after 30 days prior written notice to us of your intention to do so, you will not make any change in your name or corporate structure (whether by merger, reorganization or otherwise) or sell or acquire any assets except in the ordinary course of your business, nor make any change which would have the effect of rendering inaccurate or incomplete the representations contained in this subparagraph (b). If you take or propose to take any action referred to in the immediately preceding subdivision (iii), we may, at any time before or after such action is taken, terminate this Agreement effective immediately by giving you written notice of such termination.

Upon an "Event of Default" (as hereafter defined) we may at any time in our discretion (i) withdraw your authority to issue credits to your customers without our prior written consent; (ii) litigate Disputes or settle them directly with the customers on terms acceptable to us; or (iii) direct you to set aside, identify as our property and procure insurance satisfactory to us on any returned or repossessed merchandise or other goods which by sale resulted in Receivables theretofore assigned to us ("Retained Goods"). All Retained Goods (and the proceeds thereof) shall be (A) held by you in trust for us as our property; and (B) subject to a security interest in our favor as security for the Obligations; and (C) disposed of only in accordance with our express written instructions.

                ( d )   YOU WARRANT THAT YOU WILL NOT GRANT A SECURITY INTEREST,
LIEN OR OTHER ENCUMBRANCES IN, TO OR ON ANY OF YOUR RECEIVABLES OR INVENTORY TO ANYONE EXCEPT US WITHOUT OUR PRIOR WRITTEN CONSENT EXCEPT FOR THE FOLLOWING "PERMITTED LIENS":

                        (i) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                        (ii) Liens imposed by law, such as mechanic's materialmen's landlord's warehouseman's and carrier's Liens, and other similar liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                        (iii) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

                        (iv) other liens incidental to the conduct of your business or the ownership of your property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from our rights in and to your property which is subject to our security interest or which do not materially impair the use thereof in the operation of your business;

                        (v) judgment and other similar liens arising in connection with court proceedings; provided that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which appropriate reserves are maintained.




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                        (vi)    purchase money liens on any equipment hereafter
acquired or the assumption of any lien on equipment existing at the time of such acquisition; provided that:

                                (A)     any property subject to any of the
foregoing is acquired by the Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

                                (B)     the obligation secured by any lien so
created, assumed or existing shall not exceed on hundred percent (100%) of the lesser of cost or fair market valued as of the time of acquisition of the property covered thereby;

                                (C)     each such lien shall attach only to the
property so acquired and fixed improvements thereon; and

                        (vii) Liens securing obligations arising out of the extension or refinancing of an obligation permitted to be secured by a lien pursuant to the provisions of paragraph 5(e) hereof.

                        (viii) Liens existing on the date hereof and listed on Exhibit A hereto

                ( e )   You warrant and represent that except with respect to
minor infractions, the consequences of which would not have a material adverse affect on your business, you are now, and you hereby covenant and agree that you will at all times hereafter be and remain in compliance with all laws, rules, regulations and orders of all federal, state and local governmental agencies having jurisdiction, including but not limited to those relating to environmental protection (including CERCLA, RCRA and EPA) and employees (including OSHA, ERISA and PBGC). You will promptly advise us of any action, threatened action or claim against you relating to your failure or alleged failure to comply with such laws, rules regulations, or orders and give us copies of all documents received or sent by you relating thereto. You will at your sole cost and expense take appropriate steps to defend against any such actions and claims and you will keep us apprized of the status thereof. If, in our opinion, you fail to take such steps, or fail to comply with such laws, rules, regulations or orders, we may, but shall not be obligated to, take such steps, at your cost and expense (for which you will promptly reimburse us), as we deem appropriate for such defense and/or to ensure such compliance. You will, at your sole cost and expense, furnish us with such audits, assessment and evaluations (including but not to those related to environmental protection) concerning your compliance or failure to comply with such laws, rules, regulations and orders, as we request. You will indemnify, defend and hold us harmless from and against all losses, damages, liabilities, costs and expenses arising out of your failure or alleged failure to comply with such laws, rules, regulations or orders. Without limiting any of the foregoing, you warrant and represent that there are no visible signs of releases, spills, discharges, leaks or disposal of hazardous substances at, upon, under or within any of your realty or any premises leased by you; there are no underground storage tanks or polychlorinated biphenyls on your realty or any premises leased by you; neither your realty nor any premises leased by you has ever been used as a treatment, storage or disposal facility of hazardous waste; and no hazardous substances are present on the realty or any premises leased by you, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of your business.

                ( f )   You warrant and represent that (x) you are not a party
to any litigation or administrative or other proceeding the adverse outcome of which could have a material adverse effect on your business except for the shareholder derivative action entitled Pfifer et al V. Chaus, and the administrative claim by U.S. Customs, more particularly described in the opinion delivered to us with respect thereto, and (y) the only material litigation and administrative and other proceedings to which you are party and claims made against you are set forth on Exhibit B hereto.


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        6.      INVOICING; PAYMENTS; RETURNS; L/C's

                ( a )    You recognize that the amount evidenced by checks,
notes, drafts or any other forms of payment relating to and/or proceeds of Receivables may not be collectible by us on the date received. Accordingly, all items of payment of Receivables shall be credited to your account two (2) business days after confirmation to us by that such items of payment have been collected in good funds and finally credited to our account. We are not, however, required to credit your account for the amount of any item of payment which is unsatisfactory to us and may charge your account for the amount of any item of payment which is returned unpaid.

                ( b )   You shall pay principal, interest, fees, commissions and
expenses and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

                ( c )   In connection with each L/C you shall execute and
deliver to us such applications, agreements, certificates and other documents as we may reasonably request.

                ( d )   Each L/C shall, among other things, call for sight
drafts or time drafts up to 60 days from sight and have an expiry date not later than six (6) months from date of issuance.

                ( e )   You shall hold in trust for us and deliver to us in
original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other payments received by you, if any, in payment of the Receivables.

                ( f )   We shall have the right at any time to send notice of
the assignment of, and our security interest in, the Receivables to any and all of your customers or any third party. Thereafter, we shall have the sole right to collect the Receivables. Our actual collection expenses, including, but not limited to stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to your account.

                ( g )   We shall have the right to receive, endorse, assign
and/or deliver in our name or yours any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and you hereby waive notice of presentment, protest and non-payment of any instrument so endorsed. You hereby constitute us or our designee as your attorney with power
(i) to endorse your name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment; (ii) to sign your name on any invoice or bill of lading relating to any of the Receivables, drafts against your customers, assignments and verifications of Receivables; (iii) to send verification of Receivables to any customer; (iv) to sign your name on all financing statements or any other documents or instruments deemed necessary or appropriate by us to preserve, protect, or perfect our interest in the Collateral and to file same; (v) upon an Event of Default to demand payment of the Receivables; (vi) upon an Event of Default to enforce payment of the Receivables by legal proceedings or otherwise; (vii) upon an Event of Default to exercise all of your rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) upon an Event of Default to settle, adjust, compromise, extend or renew the Receivables; (ix) upon an Event of Default to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign your name on a proof of claim in bankruptcy or similar document against any customer; (xi) to prepare, file and sign your name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. We shall have the right at any time to change the address for delivery of mail addressed to you to such address as we may designate.

                ( h )   We shall not, under any circumstances or in any event
whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

                ( i )   Until we instruct otherwise, all proceeds of all
Receivables shall be deposited by your customers into a lockbox account. Arrangements relating to the lockbox account shall be pursuant to agreements among you, us and banks acceptable to us, in form and substance acceptable to us, and must include, inter alia, a provision prohibiting the





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bank from exercising any set off or similar right and must give us sole and
exclusive dominion and control.   All funds deposited in such lockbox account
shall immediately become our property. We assume no responsibility for such lockbox account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank
thereunder.   Until we instruct otherwise, you shall legend all invoices in such manner as we direct in order to instruct your customers to remit payment through the lockbox account.

        7.      TERMINATION

                ( a )   This agreement shall remain in full force and effect
until terminated as follows:

                        ( i )     Subject to the terms of Paragraph 7(c) below,
you may terminate this agreement at any time by given us written notice of termination at least ninety (90) days prior to the effective date of termination. We may terminate this Agreement effective as of February , 19984 or at any time thereafter by giving you written notice of termination at least sixty (60) days prior to the effective date of termination. You and we each acknowledge and agree that you or we may exercise the right to terminate under this subdivision (i) even if the other party is not in breach of or in default under this Agreement and no matter what the financial condition or prospects of the other party may be.

                        ( ii )    If you shall suspend business, sell all or a
significant portion of your assets, become insolvent or unable to pay debts as they mature, make an assignment for the benefit of creditors, or apply for an extension from creditors; or if a meeting of your creditors is called; or if a Receiver or Trustee shall be appointed for you or your property; or if your property shall become subject to any material lien or attachment other than Permitted Liens; or if a petition under the Federal Bankruptcy Code shall be filed by or against you; or if you shall seek relief under any insolvency statute, federal, state or other; or if a custodian shall be appointed for all or substantially all of your property; or if you shall breach this agreement or any other agreement between us except if such breach is unintentional and immaterial; or if you are or go into default under this Agreement; or if any warranty, or representation hereunder or any portion of the contents of any document heretofore or hereafter furnished in connection with this Agreement is or becomes untrue or misleading except if such false or misleading warranty or representation is immaterial and has been made unintentionally; or if you shall fail to pay any Obligation when due; or if any guaranty of the Obligations shall be terminated; or if there occurs any change in your condition or prospects which in our opinion impairs the Collateral or our rights or your ability to perform the Obligations; or if our security interest in the Collateral ceases to be a perfected first security interest; then in any of such events, a default shall be deemed to have occurred under this Agreement, we may terminate this Agreement at any time without notice, and this Agreement shall automatically terminate in the event of a filing of a petition under the Federal Bankruptcy Code by or against you; or

                        ( iii ) Pursuant to paragraph 5 (b) above

                ( b )   On the effective date of termination all Obligations
shall become immediately due and payable in full without further notice or demand and we shall have no further obligation to provide any Loans or issue any L/Cs . Our rights with respect to Obligations owing to us, or chargeable to your account, arising out of transactions having their inception prior to the effective date of termination, will not be affected by termination. Without limiting the foregoing, all of our security interests and other rights in and to all Collateral shall continue to be operative until such Obligations have been fully and finally satisfied or you have furnished us an indemnity and from an indemnitor satisfactory to us.

                ( c ) If you terminate this Agreement pursuant to paragraph 7
(a)(i), or if we terminate the Agreement pursuant to paragraph 7(a)(ii) or
(iii), in any such case, in addition to your other Obligations, you will pay us on or before the effective date of termination an early termination fee as follows:

                        (i) If termination occurs during the first year in which this Agreement is in effect, you shall pay us $3,000,000;

                        (ii) If termination occurs during the second year in which this Agreement is in effect, you shall pay us $2,000,000;

                        (iii) If termination occurs during the third year in which this Agreement is in effect, you shall pay us $1,000,000.
                Our rights under this paragraph 7(c) are in addition to our other rights under this agreement.

                ( d ) Upon an Event of Default, we may, if we so elect, at any time thereafter, in addition to our other rights, suspend indefinitely the making of any additional Loans and/or the issuance of additional L/Cs and/or reduce the Borrowing Base in a manner and in amounts in our sole discretion, without at the same time terminating this Agreement. However, such suspension shall not be a waiver of or otherwise deprive us of any of our other rights, including but not limited to the right at any time to terminate this Agreement because of the occurrence of such event or any other event, or the right to terminate this Agreement pursuant to paragraph 7 (a)(i) or 7 (a)(iii) hereof, all of which rights are now hereby, and then shall be automatically, reserved without any other action on our part.


        8.      DEFINITIONS

        As used herein


                        "Alternate Base Rate" shall have the meaning set forth in Section 2(b)(i) hereof.

                        "Applicable Margin" shall have the meaning set forth in
Section 2(b)(i) hereof.

                        "Applicable Permitted Overadvances" shall mean solely with respect to the period commencing on the Effective Date and ending on September 4, 1995, provided that no Event of Default has occurred or is continuing (in which event the overadvance shall be immediately repaid in its entirety), the amounts set forth below:

$4,000,000              Effective Date - 2/20/95

2,000,000               2/21/95 - 3/4/95

4,000,000               3/5/95 - 3/20/95

2,000,000               3/21/95 - 4/4/95

4,000,000               4/6/95 - 4/20/95

2,000,000               4/21/95 - 5/4/95

4,000,000               5/5/95 - 5/20/95

2,000,000               5/21/95 - 6/4/95

5,000,000               6/5/95 - 6/20/95

3,000,000               6/21/95 - 7/4/95

7,000,000               7/5/95 - 7/20/95

5,000,000               7/21/95 - 8/4/95

7,000,000               8/5/95 - 8/20/95

3,000,000               8/21/95 - 9/4/95

4,000,000               9/5/95 - 9/20/95

                        "Bank" shall mean The Bank of New York, New York, New York.

                        "Borrowing Base" shall have the meaning set forth in
Section 2(a) hereof.

                        "Collateral" shall mean all of your Receivables and Inventory and any other property in our possession or any other security for the Obligations whether coming into existence or into our possession before, on or after the effective date of termination and all proceeds thereof.

                        "Contract Quarter" shall have the meaning set forth in
Section 2(b)(v) hereof.

                        "Credit Limit" shall have the meaning set forth in
Section 2(a) hereof.

                        "Dispute" shall have the meaning set forth in paragraph 5(a) hereof.

                        "Effective Date" shall have the meaning set forth in the introductory paragraph hereof.

                        "Eligible Letters of Credit" shall have the meaning set forth in Section 2(a) hereof.

                        "Eligible Receivables" shall have the meaning set forth in paragraph 2(a) hereof.

                        "Eligible Retail Inventory" shall have the meaning set forth in Section 2(a) hereof.

                        "Eligible Wholesale Inventory" shall have the meaning set forth in Section 2(a) hereof.

                        "Event of Default" shall mean any of the events set forth in paragraph 7(a)(ii) hereof.

                        "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                        "Formula Amount" shall have the meaning set forth in
Section 2(a) hereof.

                        "Infusion Event" shall mean a cash infusion of either equity or subordinated debt in form satisfactory to us.

                        "Inventory" shall mean all of your now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in your business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them and all proceeds of the foregoing.

                        "L/C's" shall have the meaning set forth in paragraph 2(a) hereof.

                        "Letter of Credit Fee" shall have the meaning set forth in Section 2(b)(iv) hereof.

                        "Loans" shall have the meaning set forth in paragraph 2(a) hereof.

                        "Minimum Commission" shall have the meaning set forth in
Section 2(b)(v) hereof.

                        "Minimum Commission Charge" shall have the meaning set forth in Section 2(b)(v) hereof.

                        "Obligations" means all amounts of any nature whatsoever, direct or indirect, absolute or contingent, due or to become due, arising or incurred heretofore or hereafter, arising under this or any other agreement or by operation of law, now or hereafter owing by you to us or to any parent, subsidiary or affiliate of ours. Said amounts include, but are not limited to, loans, debts and liabilities heretofore or hereafter acquired by purchase or assignment from other present or future clients of ours, or through participation. Without limiting the foregoing, Obligations shall include Loans, L/Cs, interest, commissions, bank (including those of L/C issuing confirming and negotiating banks) related charges, costs, fees, expenses, taxes and all Receivables and other amounts charged or chargeable to your account hereunder.

                        "Other Documents" shall have the meaning set forth in
Section 9(r)(i) hereof.

                        "Permitted Liens" shall have the meaning set forth in
Section 5(d) hereof.

                        "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

                        "Receivables" means all amounts and all forms of obligations now or hereafter owing to you (including but not limited to accounts, instruments, contract rights, documents and chattel paper) and general intangibles; all security therefor and guaranties thereof; all of your rights as an unpaid seller of goods and your rights to goods sold which may be represented thereby (including but not limited to your rights of replevin and stoppage in transit); all of your books of account, records, files, and documents relating thereto and the equipment containing said books, records, files and documents; all of your rights under insurance policies relating to the foregoing; the right to use the Trade Names in connection with our rights with respect to the goods; and all proceeds of the foregoing.

                        "Reserves" means reserves for all Obligations chargeable to your account and Obligations which, in our sole judgment, may be chargeable to your account in the future, including but not limited to all ineligible inventory and Receivables, disputed items, deductions, allowances, credits, bill and hold and consignment sales, steamship guarantees, airway releases and such additional amounts as we in our sole discretion deem appropriate.


        9.      COVENANTS

        You covenant and agree that, until the later of the termination of this Agreement or the satisfaction in full of all of the Obligations

                ( a )  you will not

                                (i)     permit any of your property (including
but not limited to Receivables, inventory, machinery, equipment, furniture, fixtures, plant, and real estate) to be encumbered by any security interest, lien, mortgage, or other encumbrance of any nature whatsoever except in favor of us or with respect to Permitted Liens.

                        (ii)    Intentionally Omitted.

                        (iii) incur any indebtedness, or guaranty the obligations of any other entity, except that you may incur (i) unsecured debt to your trade suppliers in the ordinary course of your business, (ii) debt to your subsidiaries, as permitted hereunder, (iii) indebtedness in connection with purchase money liens in accordance with paragraph 5(d)(vi) hereof and (iv) debt subordinated to the Obligations in amounts and on terms acceptable to us ("Subordinated Debt").

                        (iv)    Intentionally Omitted.

                        ( v )   make any principal payments on Subordinated Debt
without our prior written consent which after due consideration of your financial condition, results of operations, our collateral coverage and the projected needs of your business will not be unreasonably withheld.

                        ( vi ) permit your Tangible Net Worth (equity plus subordinated debt minus goodwill and intangible assets) to be less than the following amounts as of the following dates:

($5,000,000)          As of March 31, 1995

($9,000,000)          As of June 30, 1995

($9,000,000)          As of September 30, 1995

($9,000,000)          As of December 31, 1995

                                Intangible assets include write ups, unamortized
debt discount and expense, unamortized deferred charges, patents, licenses, R&D expenses, and other intangible items.

                                ( vii ) permit your Working Capital (the amount
by which your current assets exceed your current liabilities) to be less than the following amounts on the following dates:

($7,000,000)          As of March 31, 1995

($11,000,000)         As of June 30, 1995

($11,000,000)         As of September 30, 1995

($11,000,000)         As of December 31, 1995

The amounts set forth in the above subsections (vi) and (vii) shall be amended for the calendar years 1996, 1997 and 1998 upon receipt by us at least 30 days prior to December 31st of each year of your business plan. If you fail to deliver such business plan or after receipt of same you and we cannot agree on amended financial covenants, then you agree that your net loss for any fiscal quarter during which these covenants are not in effect shall not be more than $1,000,000.

In addition, to the extent that an Infusion Event has occurred, the amounts set forth in the above subsections (vi) and (vii) shall be increased by an amount equal to the product of (A) the net proceeds received by you and (B) 50%.

                        ( viii )        purchase or acquire obligations or stock
of, or any other interest in, any entity, except (A) obligations issued or guaranteed by the United States of America of any agency thereof, (B) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (C) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (x) such bank has a combined capital and surplus of at lease $500,000,000, or (y) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and (D) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, and (E) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 (or the equivalent rating).

                        ( ix ) make advances, loans or extensions of credit to any entity, including, without limitation, any parent, subsidiary or affiliate except for loans to your subsidiaries not to exceed $4,000,000.00 in aggregate amount at any time.

                        ( x )   declare, pay or make any dividend or
distribution on any shares of common stock or preferred stock (other than dividends or distributions payable in your stock, or split-ups or reclassifications of your stock) or apply any of your funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of your common or preferred stock, except for purchases of your common stock made on behalf of your employees pursuant to your 401(K) plan and except that if an Infusion Event occurs, son long as (A) no Event of Default has occurred or is continuing and
(B) the Obligations hereunder do not exceed the Formula Amount less the Applicable Permitted Overadvances, then you may make a dividend or distribution not to exceed 20% of the net proceeds of such infusion.

                        ( xi ) substantially change the nature of the business in which you are presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in your business as presently conducted.

                        ( xii ) Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any affiliate, except disclosed transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a person other than an affiliate.

                        ( xiii )        enter as lessee into any lease
arrangement for real or personal property other than a renewal or extension of existing real property leases listed on Exhibit D or replacements thereof (unless capitalized and otherwise permitted hereunder) except for leases entered into with respect to equipment so long as rentals under such leases do not exceed the aggregate amount of $1,500,000.00 per year.

                        ( xiv ) Enter into any partnership, joint venture or similar arrangement without our prior written consent, which consent will not be unreasonably withheld.

                        ( xvi ) Change your fiscal year for financial reporting purposes from June 30 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law without our prior written consent, which shall not be unreasonably withheld.

                ( b )  you will

                        ( i )   pay to us on demand all usual and customary fees
and expenses which we incur in connection with (a) the forwarding of Loan proceeds and (b) the establishment and maintenance of any lockbox account as provided for in paragraph 6(i). We may, without making demand, charge your account for all such fees and expenses.

                        ( ii ) conduct continuously and operate actively your business according to good business practices and maintain all of your properties useful or necessary in your business in good working order and condition (reasonable wear and tear excepted) including, without limitation, all licenses, patents, copyrights, Tradenames, trade secrets and trademarks; (b) keep in full force and effect your existence and comply in all material respects with the laws and regulations governing the conduct of your business and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain your rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

                        ( iii ) promptly discharge all of your obligations of any nature whatsoever, whether now existing or hereafter arising, owing to any person, firm, corporation or governmental agency.

                ( c )  you will give us

                        (i) once in each calendar year (but not more than twelve months shall elapse between the first and second report in each calendar year) a physical count of your inventory observed by an independent public accountant acceptable to us in a manner consistent with procedures followed in connection with the certification of your annual financial statements unless waived in writing by us.

                        (ii) not later than ten business days after the end of each month, inventory designations certified by your Treasurer to be reasonably accurate, all in form and substance satisfactory to us. Exhibit C attached hereto is satisfactory to us.

                        (iii) from time to time at our request financial projections in form and substance satisfactory to us;

                        (iv) prompt written notice of any breach or default, or the occurrence of an event which with notice or lapse of time would constitute a breach or default, under this Agreement or your Obligations to us, or any other agreement material to your business (including but not limited to all license agreements relating to inventory), your violation of any law, rule, order or regulation of any governmental agency applicable to your or the Collateral, and the commencement or assertion by or against you of any claim, suit, action or proceeding of a civil, criminal or an administrative nature or the occurrence of any events adversely affecting the value of the Collateral or our rights or your condition or prospects. We may, but shall not be obligated to, cure any such breach, default or violation and, if we elect to do so, you will on demand reimburse us for the cost and expenses incurred by us in connection therewith.

                        (v) Within 45 days after the close of each of the first three quarters in each of your fiscal years consolidated balance sheets of you and your subsidiaries as at the end of such quarter, and the related consolidated statements of income, retained earnings and changes in financial position of you and your subsidiaries for the elapsed portion of the fiscal year ended with the last day of such quarter setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, each of which shall be accompanied by a certificate of your chief financial officer in form and substance satisfactory to us.

                        (vi) within 90 days after the end of each of your fiscal years, consolidated balance sheets of you and your subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position of you and your subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, in each case certified by independent certified public accountants of recognized standing satisfactory to us, whose certificates shall be in scope and substance satisfactory to us. Together with such financial statements you shall deliver a certificate of your chief financial officer in form and substance satisfactory to us and a certificate of such accountants addressed to us (x) stating that you are authorized to deliver such financial statements and their certifications thereof to us pursuant to this Agreement and that they have caused this Agreement to be reviewed and that, in making the examination necessary for the certification of such financial statements, as a result of the output of the audit work, nothing has come to their attention to lead them to believe that any default hereunder or breach hereof exists, or, if such is not the case, specifying such default or breach and its nature, when it occurred and whether it is continuing and (y) having attached the calculations required to establish whether or not you and your subsidiaries were in compliance with the covenants contained in paragraph 9(a)(ii) through 9(a)(viii).

                        (vii) such other reports and documents as and when we reasonably request including but not limited to your reports to stockholders and any documents filed with any governmental agency or stock exchange.

                        (viii) With respect to Receivables, on or before the fifteenth (15th) day of each month as and for the prior month accounts receivable ageings. In addition, you will deliver to us with respect to Receivables at such intervals as we may require: (i) confirmatory assignment schedules, (ii) copies of customer's invoices, (iii) evidence of shipment or delivery and (iv) such further schedules, documents and/or information regarding the Receivables as we may request, including, without limitation, trial balances and test verifications. We shall have the right to confirm and verify all Receivables by any manner and through any medium we consider advisable and do whatever we may deem reasonably necessary to protect our interests hereunder. The items to be provided under this subdivision are to be in form satisfactory to us and executed by you and delivered to us from time to time solely for our convenience in maintaining records of the Collateral, and your failure to deliver any of such items shall not affect, terminate, modify or otherwise limit our lien on or security interest in the Collateral.

                        (ix) quarterly, your certificate signed by your Chief Financial Officer stating, to the best of his/her knowledge, that you are in compliance in all material respects with all federal, state and local laws including but not limited those relating to environmental protection and control and employees.

        10.     PLACE OF PAYMENT; NEW YORK LAW AND COURT

                ( a )   All Obligations shall be paid at our office in New York,
New York.

                ( b )   This agreement shall be governed by and construed
according to the laws of the State of New York. All terms used herein, unless otherwise defined herein, shall have the meanings given in the New York Uniform Commercial Code.

                ( c )   Each of us expressly submits and consents to the
exclusive jurisdiction of the Supreme Court of the State of New York, and the United States District Court for the Southern District of New York, with respect to any controversy arising out of or relating to this agreement or any supplement hereto or to any transactions in connection therewith and hereby waives personal service of the summons, complaint or other process or papers to be issued therein and hereby agrees that service of such summons, complaint, process or papers may be made by registered or certified mail addressed to the other party at the address appearing herein, but nothing herein shall bar us from commencing any action against you in any court in any jurisdiction in addition to those specified above.

        11. REPORTS; RECORDS; ASSURANCES; WAIVERS; REMEDIES; ADDITIONAL WARRANTIES AND REPRESENTATIONS; CONDITIONS; MISCELLANEOUS

                ( a )   We may at all times during business hours have access
to, and inspect, audit, and make extracts from, all of your records, files and books of account, and we may charge your account with the costs, fees or expenses incurred in connection therewith and our then standard charges for each examiner or auditor.

                ( b )   You shall perform all acts and execute all documents
under this agreement requested by us to perfect and maintain our security interest and other rights in the Collateral and under this Agreement.

                ( c )   Failure by us to exercise any right, remedy or option
under this Agreement or delay by us in exercising the same will not operate as a waiver; no waiver by us will be effective unless we confirm it in writing and then only to the extent specifically stated.

                ( d )   We may charge to your account, when incurred by us, the
amount of legal fees (including fees, expenses and costs payable or allocable to attorneys retained or employed by us) and other costs, fees and expenses incurred by us in negotiating or preparing this agreement and any legal documentation required by us or requested by you in connection with this agreement or any amendments, waivers or supplements thereof, or in enforcing, evaluating, or analyzing our rights hereunder or in connection with litigation arbitration or administrative proceedings relating to any controversy arising out of this agreement, or in enforcing, protecting, preserving or perfecting our interest in, any Collateral, including without limitation all taxes assessed or payable with respect to any Collateral, and the costs of all public record filings, appraisals, reports and searches relating to you or any Collateral. We may file Financing Statements under the Uniform Commercial Code without your signature or, if we so elect, sign and file them as your agent.

                ( e )   Our rights and remedies under this agreement will be
cumulative and not exclusive of any other right or remedy we may have hereunder or under the Uniform Commercial Code or otherwise. Without limiting the foregoing, if we exercise our rights as a secured party we may, at any time or times, without demand, advertisement or notice, all of which you hereby waive, sell the Collateral, or any part of it, at public or private sale, for cash, upon credit, or otherwise, at our sole option and discretion, and we may bid or become purchaser at any such sale, free of any right of redemption which you hereby waive. After application of all Collateral to your Obligations (in such order and manner as we in our sole discretion shall determine), you shall remain liable to us for any deficiency.

                (f) We shall have no liability hereunder (i) for any losses or damages (including indirect, special or consequential damages) resulting from our refusal to assume, or delay in assuming, the Credit Risk, or any malfunction, failure or interruption of communication facilities, or labor difficulties, or other causes beyond our control; or (ii) for indirect, special or consequential damages arising from accounting errors with respect to your account with us. Our liability for any default by us hereunder shall not exceed a refund to you of any commission paid by you during the period starting on the occurrence of the default and ending when it is cured or waived, or when this agreement is terminated, whichever is earlier.

                (g) This agreement cannot be changed or terminated orally and is for the benefit of and binding upon the parties and their respective successors and assigns. We may assign or sell participations in this Agreement to others. However, you may not assign any of your rights or delegate any of your duties hereunder without our prior written consent. This agreement, and any concurrent or subsequent written supplements thereto or amendments thereof signed by both of us, represent our entire understanding and supersede all inconsistent agreements and communications, written or oral, between your and our officers, employees, agents and other representatives.

                (h) This agreement shall not be effective unless signed by you below, and signed by us at the place for our acceptance.

                (i) TO THE EXTENT LEGALLY PERMISSIBLE, BOTH YOU AND WE WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS AGREEMENT OR THE OTHER DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

                (j)     Intentionally omitted.

                (k) You shall keep proper books of record and account in which full, true, correct and appropriate entries will be made of all dealings or transactions of or in relation to your business and affairs, including, but not limited to, appropriate accruals and allowances. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant acceptable to us as shall then be regularly engaged by you.

                (l) You hereby irrevocably authorize and direct all accountants and auditors employed by you at any time during the term of this Agreement to exhibit and deliver to us copies of any of your financial statements, trial balances or other accounting records of any sort, and to disclose to us any information they may have concerning your financial status and business operations. You hereby authorize all federal, state and municipal authorities to furnish to us copies of reports or examinations relating to you, whether made by you or otherwise.

                (m) You shall comply with all acts, rules, regulations, laws and orders of any legislative, administrative or judicial body or official applicable to you, the Collateral or any part thereof, or to the operation of your business.

                (n) At your own cost and expense in amounts and with carriers acceptable to us, you shall (i) keep all properties in which you have an interest insured against such hazards and for such amounts, as is customary for companies engaged in businesses similar to yours; (ii) maintain a bond in such amounts as is customary for companies engaged in businesses similar to yours, insuring against criminal misappropriation of your employees; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such workmen's compensation or similar insurance as may be required under the laws of any jurisdiction in which you are engaged in business; (v) maintain a life insurance policy covering the life of Josephine Chaus in the face amount of at least $10,000,000.00; (vi) furnish us with (A) copies of all policies and evidence of the maintenance of such policies, and (B) appropriate loss payable endorsements in form and substance satisfactory to us, naming us as loss payee as our interest may appear with respect to all insurance coverage referred to in clauses (i) with respect to inventory, (ii) with respect to Receivables and proceeds thereof, and (v) above. In the event of any loss thereunder, the carriers named therein hereby are directed by you and us to make payment for such loss to us and not to you and us jointly. If any insurance losses are paid by check, draft or other instrument payable to you or to you and us jointly, we may endorse your name thereon and do such other things as we may deem advisable to reduce the same to cash. We are hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (i), (ii) and (v) above. All loss recoveries received by us upon such insurance may be applied to the Obligations, in such order as we in our sole discretion shall determine. In the event that the amount of the loss exceeds the amount of the recovery, such deficiency shall be paid by you to us, on demand.

                (o) If you fail to obtain insurance as hereinabove provided, or to keep it in force, we, if we so elect, may obtain such insurance and pay the premium therefor for your account, and charge your account therefor.

                (p) You will pay, when due, all taxes, assessments and other charges or claims lawfully levied or assessed upon you or any of the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between you and us which we may be required to withhold or pay or if any taxes, assessments, or other charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in your opinion, may possibly create a valid lien, charge or claim on the Collateral, we may without notice to you pay the taxes, assessments, liens, charges or claims and you hereby indemnify and hold us harmless in respect thereof. The amount of any payment by us under this section shall be charged to your account.

                (q) You shall at all times pay, when and as due, rental obligations under all leases, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at our request, will provide evidence of having done so.

                (r)  The Borrower represents and warrants as follows:

                        (1) Authority. The Borrower has full power, authority and legal right to enter into this Agreement and all related documents, supplements and agreements ("Other Documents") and perform all obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Borrower's by-laws, certificate of incorporation or other applicable documents relating to the Borrower's formation or to the conduct of the Borrower's business or of any agreement or undertaking to which the Borrower is a party or by which the Borrower is bound, and will not conflict with nor result in any breach any of the provisions of or constitute a default thereunder or result in the creation of any lien upon any asset of the Borrower.

                        (2) Formation and Qualification. The Borrower is duly incorporated and in good standing under the laws of the State of New York and is qualified to do business and is in good standing in all states in which qualification and good standing are necessary for the Borrower to conduct its business and own its property. Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

                        (3) Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                        (4) Tax Returns. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

                        (5) Financial Statements. All financial statements furnished by Borrower to Lender are accurate, complete and correct and fairly reflect the financial condition of Borrower and have been prepared in accordance with GAAP, consistently applied. The cash flow projections of the Borrower and its projected balance sheets are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment baed on present circumstances of the most likely set of conditions and course of action for the project period. Since the end of the period covered by the most recent financial statement furnished by Borrower, there has been no change in the condition, financial or otherwise, of the Borrower or any of its subsidiaries and no change in the aggregate value of the assets of Borrower and its subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

                        (6) Solvency. Before and after giving effect to the transactions contemplated by this Agreement, the Borrower is and will be solvent, able to pay its debts as they mature, has and will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (A) as of the Effective Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (B) subsequent to the Effective Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                        (7) Patents, Trademarks, Tradenames, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, Tradenames, copyrights, copyright applications, trade secrets and licenses owned or utilized by Borrower in the United States of America are valid and have been duly registered or filed with all appropriate governmental authorities; there is no objection or pending challenge to the validity of any such patent, trademark, copyright, Tradename, trade secret or license and Borrower is not aware of any grounds for any challenge.

                        (8) Licenses and Permits. Borrower (i) is in compliance with and (ii) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of the Borrower.

                        (9) Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness due to any one party, which at any time exceeds an aggregate amount of $200,000 or under any instrument or agreement under or subject to which any indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

                        (10) No Default. Borrower is not in default in the payment or performance of any of its contractual obligations and no event has occurred which with the giving of notice or passage of time, would constitute a default under this Agreement or any Other Document.

                        (11) No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which would adversely affect the business, assets, operations, condition or prospects (financial or otherwise) of the Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien or encumbrance of any kind.

                        (12) No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of any of Borrower's employees threatened or in existence and no labor contract is scheduled to expire before August 31, 1993.

                        (13) Margin Regulations. No part of the proceeds of any Advance or Loan will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

                        (14) Disclosure. No representation or warranty made by the Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower or which reasonably should be known to the Borrower which the Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which adversely affects the condition (financial or otherwise), results of operations, business, or assets of the Borrower.

                        (s) Conditions to Initial Advances The agreement of Lender to make the initial Advances or Loans or issue the L/C requested to be made or issued on the Effective Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances or Loans or issuance of such L/Cs of the following conditions precedent:

                                (i) Filings Registrations and Recordings  Each
document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of the Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, or each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                                (ii) Corporate Proceedings of the Borrower  The
Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, and the Other Documents, and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                                (iii) Incumbency Certificates of the Borrower
The Lender shall have received a certificate of the Secretary or any Assistant Secretary of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                                (iv) Guaranty   The Lender shall have received
the executed personal guaranty of Josephine Chaus, limited in amount to $5,000,000..

                                (v) No Litigation  No litigation, investigation
or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against the Borrower or against the officers or directors of the Borrower except as set forth in Section 5(f) above (A) in connection with this Agreement, the Other Documents, or any of the transactions contemplated thereby ("Transactions") or (B) which if adversely determined, would, in the reasonable opinion of the Lender, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to the Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any governmental authority;

                                (vi) Financial Condition Opinions  The Lender
shall have received executed Officers Certificates of the Borrower satisfactory in form and substance to it, certifying the solvency of the Borrower after giving effect to the Transactions and the indebtedness contemplated thereby and as to the Borrower's financial resources and its ability to meet its obligations and liabilities as they become due, to the effect that as of the Effective Date and after giving effect to the Transactions:

                                   (A) the assets of Borrower, at a fair
valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrower;

                                   (B) current projections which are based on
underlying assumptions which provide a reasonable basis for the projections and which reflect Borrower's judgment based on present circumstances, the most likely set of conditions and Borrower's most likely course of action for the period projected, demonstrate that Borrower will have sufficient cash flow to enable it to pay its debts as they mature; and

                                   (C) Borrower has adequate capital to continue
as a going concern.

For purposes of subsection (A) above, the "fair valuation" of the assets of Borrower shall be determined on the basis of the amount which may be realized within a reasonable time, whether through collection or sale of such assets at market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

                                (vii) Collateral Examination  The Lender shall
have completed Collateral examinations and received appraisals and reports, the results of which shall be satisfactory in form and substance to the Lender, of the assets of the Borrower and all books and records in connection therewith;

                                (viii) Fees  The Lender shall have received all
fees payable to the Lender on or prior to the Effective Date;

                                (ix) Pro Forma Financial Statements  Lender
shall have received a copy of pro forma financial statements which shall be satisfactory in all respects to Lender;

                                (x) Standby Letter of Credit  Lender shall have
received Eligible Letters of Credit in the aggregate amount of $10,000,000;

                                (xi) Subordination Agreement  Lender shall have
entered into a Subordination Agreement with Borrower and holders of the Subordinated Debt which shall set forth the basis upon which said holders may receive, and Borrower may make, payments under the Subordinated Debt, which basis shall be satisfactory in form and substance to Lender in its sole discretion;

                                (xii) Other Documents  Lender shall have
received the Other Documents executed in form and substance satisfactory to Lender;

                                (xiii) Other  All corporate and other
proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to the Lender and its counsel.

                        (t) Conditions to Each Advance The agreement of Lender to make any Loan or issue any L/C requested to be made or issued on any date (including, without limitation, those first made or issued), is subject to the satisfaction of the following conditions precedent as of the date such Loan is made:

                                (i) Representations and Warranties  Each of the
representations and warranties made by the Borrower in or pursuant to this Agreement, and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such day as if made on and as of such date;

                                (ii) No Default  No default or event which with
the giving of notice or passage of time would constitute a default herein shall have occurred and be continuing on such date, or would exist after giving effect to the Loans requested to be made, or L/Cs requested to be issued on such date, provided, however, that Lender in its sole discretion, may continue to make Loans notwithstanding the existence of such default or event; and

                                (iii) Maximum Amount  In the case of any Loans,
Letters of Credit or indemnity for L/Cs requested to be made or issued on such date, after giving effect thereto, the aggregate Obligations shall not exceed the Borrowing Base and the aggregate Loans shall not exceed $40,000,000.00.

Each request for a Loan, or L/C , by you hereunder shall constitute a representation and warranty by you as of the date of the making or issuance thereof that the conditions contained in this subsection shall have been satisfied.

        12.     APPLICATION OF PAYMENTS

                We shall have the continuing and exclusive right to apply or reverse and reapply any and all proceeds of Collateral to any portion of the Obligations. To the extent that you make a payment or we receive any payment or proceeds of the Collateral for your benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by us.

        13.     INDEMNITY

                Borrower shall indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Lender.


        14.     NOTICE

                Any notice or request hereunder may be given to Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by
(a) hand delivery, (b) registered or certified mail, return receipt requested,
(c) telex or telegram, subsequently confirmed by registered or certified mail, or (d) telefax to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Notices and requests shall, in the case of those by mail or telegram be deemed to have been given when deposited in the mail, or delivered to the telegraph office addressed as provided in this section.

        (A) If to Lender, at:   BNY Financial Corporation

                                1290 Avenue of the Americas
                                New York, NY 10104
                                Attention: Andrew Rogow, VP
                                Telephone: 212-408-7290
                                FAX: 212-408-4384

        (B) If to Borrower, at: Bernard Chaus, Inc.
                                1410 Broadway
                                New York, NY 10018
                                Attn: Josephine Chaus, Chief Executive Officer
                                Telephone: 212-354-1280
                                FAX: (212) 921-4619

                        and     Bernard Chaus, Inc.
                                800 Secuacus Road
                                Secaucus, NJ 07094
                                Attn:  Wayne Miller, Chief Financial Officer
                                Telephone: 201-863-4646
                                FAX: 201-863-4269
        with a copy to:
                                Shereff, Friedman, Hoffman & Goodman
                                919 Third Avenue
                                New York, NY  10022
                                Attention: Richard A. Goldberg, Esq.
                                Telephone: (212) 891-9221
                                FAX: (212) 891-9442


        15.     SURVIVABILITY

                If any or part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

        16.     INJUNCTIVE RELIEF

                Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Very truly yours,
BNY FINANCIAL CORPORATION


AGREED TO ON THIS    17th    DAY OF    February     , 1995


ATTEST:                                                 BERNARD CHAUS, INC.



\S\ Wayne Miller                        By: \S\ Marc A. Zuckerman
- -------------------                         -------------------------------
Secretary                                   Treasurer Assistant Secretary


ACCEPTED AT NEW YORK, NEW YORK,
AS OF THE ABOVE DATE


ATTEST:                                 BNY FINANCIAL CORPORATION



\S\ Frank Imperato                      By:  \S\ Joseph Grimaldi
- -------------------                         -------------------------------
Secretary                                     President

                                        1290 Avenue of the Americas
                                        New York,  New York 10104